Exhibit 10.19

Amended and Restated Exclusive Option Agreement

This Amended and Restated Exclusive Option Agreement (this “Agreement”) is executed by and among the Parties below as of November 25, 2013 in Beijing, the People’s Republic of China (“China” or the “PRC”):

Party A:	Tarena International, Inc.
Address:	Fourth Floor, One Capital Place, P.O. Box 847GT, Grand Cayman, Cayman Islands

Party B:	Tarena Technologies Inc.
Address:	Suite 3709, 18 Jia West Road of North Third Ring, Haidian District, Beijing

Party C:	Li Jianguang
ID No.:	***

Party D:	Shanghai Tarena Software Technology Co., Ltd.
Address:	31st Floor, West F District, 666 Beijing East Rd, Huangpu District, Shanghai

In this Agreement, each of Party A, Party B, Party C and Party D shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.	Party A is a company established in Cayman Islands and holds 100% of the equity interests of Party B.

2.	Party C is a shareholder of Party D and as of the date hereof holds 51% of the equity interests of Party D, representing RMB510,000 in the registered capital of Party D.

3.	Party B and Party C executed an Amended and Restated Loan Agreement on November 25, 2013 (the “Loan Agreement”).

4.	Party B, Party C and Party D executed an Exclusive Option Agreement (the “Original Exclusive Option Agreement”) on December 31, 2006. The Parties intend to enter this Agreement to replace and supersede the Original Exclusive Option Agreement by executing this Agreement.

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Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.	Sale and Purchase of Equity Interest

1.1	Option Granted

In consideration of the payment of RMB10.00 by Party A, the receipt and adequacy of which is hereby acknowledged by Party C, Party C hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase, the equity interests in Party D then held by Party C once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by Chinese laws and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party C. Party D hereby agrees to the grant by Party C of the Equity Interest Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

1.2	Steps for Exercise of Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of China, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party C (the “Equity Interest Purchase Option Notice”), specifying: (a) Party A’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased from Party C (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests. Party A and/or the Designee(s) shall obtain all necessary government licenses and permits and take all necessary actions to purchase the equity interests in Party D.

1.3	Equity Interest Purchase Price

The purchase price of all equity interests held by Party C in Party D purchased by Party A by exercising the Equity Interest Purchase Option shall be RMB510,000; if Party A exercises the Equity Interest Purchase Option to purchase part of the equity interests held by Party C in Party D, the purchase price shall be calculated on a pro rata basis. If PRC law requires a minimum price higher than the aforementioned price when Party A exercises the Equity Interest Purchase Option, the minimum price regulated by PRC law shall be the purchase price (collectively, the “Equity Interest Purchase Price”).

1.4	Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option by Party A:

1.4.1	Party C shall cause Party D to promptly convene a shareholders meeting, at which a resolution shall be adopted approving Party C’s transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2	Party C shall obtain written statements from the other shareholders of Party D giving consent to the transfer of the equity interests to Party A and/or the Designee(s) and waiving any right of first refusal related thereto;

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1.4.3	Party C shall execute a share transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

1.4.4	The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, Party C’s Share Pledge Agreement and Party C’s Power of Attorney. “Party C’s Share Pledge Agreement” as used in this Agreement shall refer to the Amended and Restated Share Pledge Agreement executed by and among Party B, Party C and Party D on the date hereof and any modifications, amendments, and restatements thereto. “Party C’s Power of Attorney” as used in this Agreement shall refer to the Power of Attorney executed by Party C on the date hereof and any modifications, amendments, and restatements thereto.

1.5	Payment of the Equity Interest Purchase Price

The Parties have agreed in the Loan Agreement that any proceeds obtained by Party C through the transfer of its equity interests in Party D shall be used for repayment of the loan provided by Party B in accordance with the Loan Agreement. Accordingly, if Party A designates Party B as the Designee, upon exercise of the Equity Interest Purchase Option, Party B may elect to make payment of the Equity Interest Purchase Price through cancellation of the outstanding amount of the loan owed by Party C to Party B, in which case Party A shall not be required to pay any additional purchase price to Party C, unless the Equity Interest Purchase Price set forth herein is required to be adjusted in accordance with the applicable laws and regulations.

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2.	Covenants

2.1	Covenants regarding Party D

Party C (as a shareholder of Party D) and Party D hereby covenant as follows:

2.1.1	Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association or bylaws of Party D, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2	They shall maintain Party D’s corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

2.1.3	Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party D or legal or beneficial interest in the business or revenues of Party D, or allow the encumbrance thereon of any security interest;

2.1.4	Without the prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any debt, except forpayables incurred in the ordinary course of business other than through loans;

2.1.5	They shall always operate all of Party D’s businesses within the ordinary course of business to maintain the asset value of Party D and refrain from any action/omission that may affect Party D’s operating status and asset value;

2.1.6	Without the prior written consent of Party A, they shall not cause Party D to execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a value exceeding RMB 500,000 shall be deemed a major contract);

2.1.7	Without the prior written consent of Party A, they shall not cause Party D to provide any person with any loan or credit;

2.1.8	They shall provide Party A with information on Party D’s business operations and financial condition at Party A’s request;

2.1.9	If requested by Party A, they shall procure and maintain, at the cost of Party D, insurance in respect of Party D’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.10	Without the prior written consent of Party A, they shall not cause or permit Party D to merge, consolidate with, acquire or invest in any person;

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2.1.11	They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Party D’s assets, business or revenue;

2.1.12	To maintain the ownership by Party D of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.1.13	Without the prior written consent of Party A, they shall ensure that Party D shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party D shall immediately distribute all distributable profits to its shareholders;

2.1.14	At the request of Party A, they shall appoint any persons designated by Party A as directors of Party D;

2.1.15	Without Party A’s prior written consent, they shall not engage in any business in competition with Party A or its affiliates; and

2.1.16	Unless otherwise required by PRC law, Party D shall not be dissolved or liquated without prior written consent by Party A.

2.2	Other Covenants

Party C hereby covenants as follows:

2.2.1	Without the prior written consent of Party A, Party C shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party D held by Party C, or allow the encumbrance thereon of any security interest, except for the pledge placed on these equity interests in accordance with Party C’s Share Pledge Agreement;

2.2.2	Party C shall cause the shareholders’ meeting and/or the board of directors of Party D not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party D held by Party C, or allow the encumbrance thereon of any security interest, without the prior written consent of Party A, except for the pledge placed on these equity interests in accordance with Party C’s Share Pledge Agreement and Party C’s Power of Attorney;

2.2.3	Party C shall cause the shareholders’ meeting or the board of directors of Party D not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of Party A;

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2.2.4	Party C shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party D held by Party C;

2.2.5	Party C shall cause the shareholders’ meeting or the board of directors of Party D to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

2.2.6	To the extent necessary to maintain Party C’s ownership in Party D, Party C shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.2.7	Party C shall appoint any designee of Party A as director of Party D, at the request of Party A;

2.2.8	Party C hereby waives its right of first refusal in regards to the transfer of equity interest by any other shareholder of Party D to Party A (if any), and gives consent to the execution by each other shareholder of Party D with Party A, Party B and Party D, as applicable, the exclusive option agreement, the share pledge agreement and the power of attorney similar to this Agreement, Party C’s Share Pledge Agreement, and Party C’s Power of Attorney, and undertakes not to take any actions in conflict with such documents executed by the other shareholders;

2.2.9	Party C shall promptly donate any profits, interests, dividends, or proceeds of liquidation to Party A or any other person designated by Party A to the extent permitted under the applicable PRC laws; and

2.2.10	Party C shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party C, Party D, Party B and Party A, as applicable, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that Party C has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under Party C’s Share Pledge Agreement or under Party C’s Power of Attorney, Party C shall not exercise such rights except in accordance with the written instructions of Party A.

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3.	Representations and Warranties

Party C and Party D hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1	They have the authority to execute and deliver this Agreement and any share transfer contracts to which they are parties concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contracts. Party C and Party D agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2	Party C and Party D have obtained any and all approvals and consents from the relevant government authorities and third parties (if required) for the execution, delivery, and performance of this Agreement;

3.3	The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable PRC laws; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party D; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.4	Party C has a good and merchantable title to the equity interests in Party D he holds. Except for Party C’s Share Pledge Agreement, Party C has not placed any security interest on such equity interests;

3.5	Party D has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.6	Party D does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained;

3.7	Party D has complied with all laws and regulations of China applicable to asset acquisitions; and

3.8	There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party D, assets of Party D or Party D.

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4.	Effective Date and Term

This Agreement shall become effective upon execution by the Parties, and remain in effect until all equity interests held by Party C in Party D have been transferred or assigned to Party A and/or any other person designated by Party A in accordance with this Agreement. Since the effective date of this Agreement, the Original Exclusive Option Agreement shall be terminated and shall be replaced and superseded by this Agreement.

5.	Governing Law and Resolution of Disputes

5.1	Governing Law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

5.2	Methods of Resolution of Disputes

In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on all Parties.

6.	Taxes and Fees

Each Party shall pay any and all transfer and registration taxes, expenses and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.	Notices

7.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

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7.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Tarena International Inc.
Address:	Fourth Floor, One Capital Place, P.O. Box 847GT, Grand Cayman, Cayman Islands
Attn:	Han Shaoyun
Phone:	86-10 6213-6369
Facsimile:	86-10 6211-0873

Party B:	Tarena Technologies Inc.
Address:	Suite 3709, 18 Jia West Road of North Third Ring, Haidian District, Beijing
Attn:	Han Shaoyun
Phone:	86-10 6213-6369
Facsimile:	86-10 6211-0873

Party C:	Li Jianguang
Address:	5 Jianguomennei Avenue, Dongcheng District, Beijing
Tel:	86-10 6526-2400

Party D:	Shanghai Tarena Software Technology Co., Ltd.
Address:	31st Floor, West F District, 666 Beijing East Rd, Huangpu District, Shanghai
Attn:	Han Shaoyun
Phone:	86-10 6213-5687
Facsimile:	86-10 6211-0873

7.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

8.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be featured in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

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9.	Further Warranties

The Parties agree to promptly execute the documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and to take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	Breach of Agreement

10.1	If Party C or Party D conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require Party C or Party D to compensate all damages; this Section 10 shall not prejudice any other rights of Party A herein;

10.2	Party C or Party D shall not have any right to terminate this Agreement in any event unless otherwise required by the applicable laws.

11.	Miscellaneous

11.1	Amendments, Changes and Supplements

Any amendments and supplements to this Agreement shall be made in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

11.2	Entire Agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement. This Agreement supersedes, in its entirety, the Original Exclusive Option Agreement relating to the matters set forth herein, which shall be terminated as of the date hereof.

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11.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.4	Language

This Agreement is written in both Chinese and English language in four copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

11.5	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.6	Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

11.7	Survival

11.7.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

11.7.2	The provisions of Sections 5, 7, 8 and this Section 11.7 shall survive the termination of this Agreement.

11.8	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amended and Restated Exclusive Option Agreement as of the date first above written.

Party A: Tarena International Inc.

By:	/s/ Han Shaoyun
Name:	Han Shaoyun
Title:	Director

Party B: Tarena Technologies Inc.

By:	/s/ Han Shaoyun
Name:	Han Shaoyun
Title:	Legal Representative

Party C: Li Jianguang

By:	/s/ Li Jianguang

Party D: Shanghai Tarena Software Technology Co., Ltd.

By:	/s/ Han Shaoyun
Name:	Han Shaoyun
Title:	Legal Representative

Signature Page to Amended and Restated Exclusive Option Agreement